UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2024

OFFSHORE PETROLEUM INVESTMENT PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware	0-13546	41-1464066
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 W. Sam Houston Pkwy. S., Suite 200

Houston, Texas 77042-3643

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Apache Offshore Investment Partnership	2000 Post Oak Boulevard, Suite 100 Houston, Texas 77056-4400
(Former name, if changed since last report.)	(Former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 27, 2024 (the Filing Date), Apache Offshore Investment Partnership, a Delaware general partnership (the Partnership), filed a Restatement of Statement of Partnership Existence of the Partnership (the Restatement) with the Secretary of State of the State of Delaware (the Secretary of State) for the sole purpose of changing the name of the Partnership to “Offshore Petroleum Investment Partnership,” effective as of the Filing Date. A Certificate of Amendment to the Statement of Dissolution of the Partnership (the Certificate of Amendment) was subsequently filed with the Secretary of State on, and effective as of, the Filing Date for the sole purpose of disclosing the Partnership’s name change.

The foregoing descriptions of the Restatement and the Certificate of Amendment do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the documents filed as Exhibits 4.1 and 4.2, respectively, hereto, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Restatement of Statement of Partnership Existence, dated September 27, 2024.

4.2	Certificate of Amendment to the Statement of Dissolution, dated September 27, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFSHORE PETROLEUM INVESTMENT PARTNERSHIP

	By:	Apache Corporation, Managing Partner

Date: September 30, 2024	By:	/s/ Rebecca A. Hoyt
	Name:	Rebecca A. Hoyt
	Title:	Senior Vice President, Chief Accounting Officer and Controller